Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Current Report on Form 8-K of Rock-Tenn Company pertaining to the announcement of the consummation of the merger transaction between Rock-Tenn Company and Smurfit-Stone Container Corporation and to the incorporation by reference in the following Registration Statements:

(i)	the Registration Statement (Form S-8 No. 333-77237) pertaining to the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1988 Stock Option Plan and the Rock-Tenn Company 1987 Stock Option Plan;

(ii)	the Registration Statement (Form S-8 No. 33-83304) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the Rock-Tenn Company Incentive Stock Option Plan, and the Rock-Tenn Company 1987 Stock Option Plan;

(iii)	the Registration Statement (Form S-3 No. 333-62338) of Rock-Tenn Company and in the related Prospectus pertaining to the registration of $300,000,000 of debt securities;

(iv)	the Registration Statement (Form S-8 No. 333-104870) pertaining to the Rock-Tenn Company Supplemental Retirement Savings Plan;

(v)	the Registration Statement (Form S-8 No. 333-113212) pertaining to the Rock-Tenn Company 1993 Employee Stock Purchase Plan;

(vi)	the Registration Statement (Form S-8 No. 333-62346) pertaining to the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the 2000 Incentive Stock Plan, and the Rock-Tenn Company 2004 Incentive Stock Plan;

(vii)	the Registration Statement (Form S-8 No. 333-122745) pertaining to the Rock-Tenn Company 2004 Incentive Stock Plan;

(viii)	the Registration Statement (Form S-3 No. 333-133986) of Rock-Tenn Company and in the related Prospectus pertaining to the registration of $500,000,000 of debt securities, Preferred Stock and Class A Common Stock

(ix)	the Registration Statement (Form S-8 No. 333-140597) of Rock-Tenn Company pertaining to the 1993 Employee Stock Purchase Plan and the Rock-Tenn Company 2004 Incentive Stock Plan; and

(x)	the Registration Statement (Form S-8 No. 333-163162) of Rock-Tenn Company pertaining to the Rock-Tenn Company 2004 Incentive Stock Plan

of our reports dated February 15, 2011, with respect to the consolidated financial statements of Smurfit-Stone Container Corporation and the effectiveness of internal control over financial reporting of Smurfit-Stone Container Corporation, included in its Annual Report (Form 10-K, as amended by Form 10-K/A) for the year ended December 31, 2011, as amended, filed with the Securities and Exchange Commission.

St. Louis, Missouri

May 26, 2011